EXHIBIT 5.1


                                     OPINION

                                       OF

                      SALON, MARROW, DYCKMAN & NEWMAN, LLP



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


                                                                     EXHIBIT 5.1


                                            Salom, Marrow, Dyckman & Newman, LLP
                                                       (LETTERHEAD)


                                December 18, 2001




Lillian Vernon Corporation
One Theall Road
Rye, New York  10580-1450

                  RE: 1997 PERFORMANCE UNIT, RESTRICTED STOCK,
                      NON-QUALIFIED OPTION AND INCENTIVE STOCK OPTION PLAN

Gentlemen and Ladies:

     We have acted as counsel for Lillian Vernon Corporation (the "Company") in connection with the preparation and filing of the Registration Statement on Form S-8 relating to the Company's amended 1997 Performance Unit, Restricted Stock, Non-Qualified Option and Incentive Stock Option Plan (the "Plan") which, in addition to other amendments, increased by 1,000,000 shares of Common Stock, the number of shares of Common Stock reserved for the Plan. We have examined the Plan, are familiar with the proceedings by which the Plan and the amendments to the Plan have been authorized, and are familiar with the Company's Certificate of Incorporation, as amended, the Company's By-laws and such other corporate records and documents as we have deemed necessary to express our opinion herein. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing and having due regard to legal considerations we deem relevant, we are of the opinion that the shares of Common Stock have been duly and validly authorized for issuance by the Company, and when issued under the circumstances contemplated by the Plan will be validly issued, fully paid and non-assessable.

     We hereby consent to the reference to our firm in the Registration Statement on Form S-8 and the Prospectus being filed with the Securities and Exchange Commission.

                                                        Very truly yours,

                                                        /s/
                                                        ------------------------
                                                        SALON, MARROW, DYCKMAN &
                                                        NEWMAN, LLP



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